UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

Zalatoris Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41143	86-1837862
(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street, Suite 5801,
New York, New York 10005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (917) 675-3106

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange
Units, each consisting of one Class A Ordinary Exchange Share and one Redeemable Warrant	TCOA.U	New York Stock
Class A Ordinary Share, $0.0001 par value per Exchange share	TCOA	New York Stock
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise Exchange price of $11.50 per share	TCOA WS	New York Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 18, 2024, Zalatoris Acquisition Corp., a Delaware corporation (the “Company”), caused $100,000 to be deposited into the trust account of the Company, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from March 14, 2024 to April 14, 2024 (the “Extension”). The Extension is the third of ten (10) one-month extensions permitted under the Company’s amended and restated certificate of incorporation, as amended.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and excluded in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALATORIS ACQUISITION CORP.

Date: March 21, 2024	By:	/s/ Pantelis Dimitriou
Pantelis Dimitriou
Chief Financial Officer

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